UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 31, 2012, Medivation, Inc. and Astellas Pharma Inc. issued a joint press release entitled “U.S. FDA Approves XTANDI® (enzalutamide) after Priority Review for Patients with Metastatic Castration-Resistant Prostate Cancer Previously Treated with Docetaxel.” XTANDI is expected to be commercially available in mid-September, and the wholesale acquisition cost has been set at $7,450 for a 30-day supply. The FDA’s approval of XTANDI and the EMA’s acceptance for review of the European marketing application for XTANDI trigger milestone payments to Medivation of $30 million and $5 million, respectively, under the collaboration agreement between Medivation and Astellas. Medivation is required to share 10% of these milestone payments with UCLA under the terms of its license agreement.

A copy of the joint press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1

Press release, dated August 31, 2012, entitled “U.S. FDA Approves XTANDI® (enzalutamide) after Priority Review for Patients with Metastatic Castration-Resistant Prostate Cancer Previously Treated with Docetaxel.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: August 31, 2012	By:	/s/ C. Patrick Machado
C. Patrick Machado Chief Business Officer and Chief Financial Officer

EXHIBIT INDEX

99.1

Press release, dated August 31, 2012, entitled “U.S. FDA Approves XTANDI® (enzalutamide) after Priority Review for Patients with Metastatic Castration-Resistant Prostate Cancer Previously Treated with Docetaxel.”